SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) - April 20, 2005


                            Checkpoint Systems, Inc.
             (Exact name of Registrant as specified in its Charter)



 Pennsylvania                   1-11257                   22-1895850
----------------           -------------------- --------------------------------
(State or Other            (Commission File No) (I.R.S. Employer Identification)
Jurisdiction of
Incorporation of
Organization)

   101 Wolf Drive, Thorofare, NJ 08086                               08086
------------------------------------------                         ----------
 (Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (856) 848-1800


                                 Not Applicable
          (Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers. (b) On April 20, 2005, Robert O. Aders, a director of the Company, informed the Board of Directors of Checkpoint Systems, Inc. (the "Company") that he will not stand for re-election as a Class II member of the Board of Directors at the Company's Annual Stockholders' Meeting to be held on June 8, 2005 (the "2005 Annual Meeting") and will retire from the Board of Directors at that time. Mr. Aders confirmed that he had no disagreements with the Company.

On April 20, 2005, each of W. Craig Burns and John E. Davies, Jr. informed the Company's Board of Directors that they would resign as a Class I members of the Board at the 2005 Annual Meeting in order to allow for more independence on the Board. The resignations of Messrs. Burns and Davies were not a result of disagreements with the Company. Mr. Burns will continue to serve as the Company's Executive Vice President, Chief Financial Officer and Treasurer and Mr. Davies will continue to serve as the Company's President, Asia Pacific and Latin America following the 2005 Annual Meeting.

With the resignation of Messrs. Aders, Burns and Davies, the Board will consist of eight members divided into three classes, each serving three year terms.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    CHECKPOINT SYSTEMS, INC.

Date: April 25, 2005              By: /s/    George W. Off
      ---------------                 --------------------------------------
                                   Name:  George W. Off
                                   Title: Chairman and Chief Executive Officer









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